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As filed with the Securities and Exchange Commission on August 9, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REGAL ENTERTAINMENT GROUP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0556934 (I.R.S. Employer Identification No.)
7132 Regal Lane Knoxville, Tennessee (Address of Principal Executive Offices)	37918 (Zip Code)

Regal Entertainment Group 2002 Stock Incentive Plan
(Full title of the plan)

Copy to:
Peter B. Brandow Executive Vice President and General Counsel Regal Entertainment Group 7132 Regal Lane Knoxville, Tennessee 37918 (865) 922-1123	Christopher J. Walsh, Esq. Hogan & Hartson L.L.P. One Tabor Center, Suite 1500 1200 Seventeenth Street Denver, Colorado 80202 (303) 899-7300
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Class A common stock, par value $0.001 per share	1,889,759	$18.845	$35,612,508	$4,191.59

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers, in addition to the number of shares of Class A common stock shown above, an indeterminate number of shares of Class A common stock that, by reason of certain events specified in the plan (e.g., anti-dilution adjustments), may become subject to such plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices reported for the Registrant's Class A common stock as reported on the New York Stock Exchange on August 3, 2005.

EXPLANATORY NOTE

        On May 10, 2002, Regal Entertainment Group, a Delaware corporation (the "Registrant"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act a registration statement on Form S-8, Registration Statement No. 333-87958 (the "Prior Registration Statement"), covering the registration of 11,194,354 shares of its Class A common stock authorized for issuance under the Registrant's 2002 Stock Incentive Plan as then in effect (the "2002 Plan"). Pursuant to the 2002 Plan, Rule 416 of the Securities Act and note 2 to the Calculation of Registration Fee table on the facing page of the Prior Registration Statement, the number of shares of Class A common stock of the Registrant covered by the Prior Registration Statement has been increased automatically to 16,110,241 shares in respect of anti-dilution adjustments made under the 2002 Plan in respect of the payment of extraordinary cash dividends by the Registrant on July 1, 2003 and June 2, 2004.

        On March 22, 2005, the Registrant's Board of Directors approved an amendment to the 2002 Plan (as so amended, the "Plan"). The amendment, approved by an affirmative vote of the stockholders of the Registrant on May 11, 2005, increased the number of shares of Class A common stock available for issuance thereunder by 1,889,759 shares from 16,110,241 shares to 18,000,000 shares. This registration statement registers the additional 1,889,759 shares of the same Class A common stock authorized for issuance under the Plan.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*
The documents containing the information specified in Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. According to the Note to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        Pursuant to Instruction E of Form S-8, the contents of Registration Statement No. 333-87958 are incorporated herein by reference.

        Additionally, the following documents and all other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all the shares of Class A common stock offered hereby have been sold or that deregisters all such shares of Class A common stock then remaining unsold, are hereby incorporated herein by reference to be a part of this registration statement from the date of filing of such documents:

        (a)   The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

        (b)   All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

        (c)   The description of the Registrant's Class A common stock contained in the Registrant's Registration Statement on Form 8-A (Registration Statement No. 333-84096) filed with the Commission on May 6, 2002 under the Exchange Act.

        In addition, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Class A common stock registered hereby.
23.1	Consent of Hogan & Hartson L.L.P. (contained in its opinion filed herewith as Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.
24.1	Power of Attorney (included on the signature page to this registration statement).

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee on this 9th day of August, 2005.

REGAL ENTERTAINMENT GROUP
By:	/s/ MICHAEL L. CAMPBELL
	Name:	Michael L. Campbell
	Title:	Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Campbell, Amy E. Miles and Peter B. Brandow, jointly and severally, each in his or her own capacity, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ MICHAEL L. CAMPBELL Michael L. Campbell	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 9, 2005
/s/ AMY E. MILES Amy E. Miles	Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)	August 9, 2005
/s/ PHILIP ANSCHUTZ Philip Anschutz	Director	August 9, 2005
/s/ THOMAS D. BELL, JR. Thomas D. Bell, Jr.	Director	August 9, 2005
/s/ LEWIS W. COLEMAN Lewis W. Coleman	Director	August 9, 2005
/s/ ALFRED C. ECKERT, III Alfred C. Eckert, III	Director	August 9, 2005
/s/ STEPHEN A. KAPLAN Stephen A. Kaplan	Director	August 9, 2005
/s/ CRAIG D. SLATER Craig D. Slater	Director	August 9, 2005

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the Class A common stock registered hereby.
23.1	Consent of Hogan & Hartson L.L.P. (contained in its opinion filed herewith as Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.
24.1	Power of Attorney (included on the signature page to this registration statement).

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EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX